Exhibit 99.1

COMPANY CONTACTS
Shiv Kapoor	Paul Arndt
Vice President, Strategic Planning & Investor Relations	Senior Manager, Investor Relations
702-835-6300	702-835-6300

SPECTRUM PHARMACEUTICALS REPORTS RECORD REVENUES, PROFITS, AND CASH GENERATED FROM OPERATIONS FOR THE TWELVE-MONTH PERIOD ENDED DECEMBER 31, 2011

•	Financial Highlights:

•	First Full Year of Profitability Since Inception in 2002

•	Total Revenues of $193 Million in 2011, Up 160% From Previous Record Revenues of $74 Million in 2010, Comprised of Product Sales of $181 Million:

•	$153 Million From FUSILEV

•	$28 Million From ZEVALIN

•	Non-GAAP EPS of $1.25 Per Diluted Share in 2011, Up From a Loss of $0.87 in 2010

•	$222 Million in Cash, Cash Equivalents, Investments and Receivables as of December 31, 2011, Compared to $125 Million as of December 31, 2010

•	Stock Repurchase Program Initiated in 2011 Remains in Place

•	Two New Drug Applications on Track for Filing in 2012

•	Apaziquone Pivotal, Registrational Data Expected Soon

•	Belinostat Pivotal, Registrational Data Expected Later in the Year

•	Stage Is Set For Long-Term ZEVALIN Growth

•	Worldwide Commercial Strategy Being Executed

•	Expanded Clinical Development Program Underway

•	Repositioning Campaign Capitalizes on the Bioscan Removal to Augment Market Penetration

HENDERSON, Nevada – March 1, 2012 – Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, today reported financial results for the three- and twelve-month periods ended December 31, 2011.

“A 160% increase in annual total revenues and a healthy year-end balance sheet made 2011 a landmark year,” said Rajesh C. Shrotriya, MD, Chairman, Chief Executive Officer, and President of Spectrum Pharmaceuticals. “Today, Spectrum Pharmaceuticals is in a strong position for solid growth over the next 5 years. We have two approved drugs with significant growth potential and two novel drugs in late-stages of development with pivotal data expected this year. We look forward to the results of our pivotal registrational program for apaziquone soon, and for belinostat later in the year. Based on our growing pipeline and product portfolio, we expect 2012 to be another transformational year for Spectrum.”

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405

• www.sppirx.com • NASDAQ: SPPI

Twelve-Month Period Ended December 31, 2011 (All #s are Approximate)

Consolidated revenue of $193 million was comprised of product sales of $181 million and $12 million from licensing fees. This represents a 160% increase from the $74 million in consolidated revenue recorded in the twelve-month period of 2010, which was comprised of product sales of $61 million and $13 million from licensing fees.

Non-GAAP Results

The Company recorded non-GAAP net income of $72 million, or $1.36 per basic share and $1.25 per diluted share in the twelve month period ended December 31, 2011, compared to a net loss of $43 million, or ($0.87) per basic and diluted share in 2010. Non-GAAP research and development expenses were $26 million, as compared to $55 million in the same period of 2010, which included the $30 million up-front licensing fee for belinostat. Non-GAAP selling, general and administrative expenses were $52 million, as compared to $43 million in the same period in 2010.

GAAP Results

The Company recorded net income of $49 million, or $0.91 per basic and $0.84 per diluted share in the twelve month period ended December 31, 2011, compared to a net loss of $49 million, or ($0.99) per basic and diluted share in 2010. Total research and development expenses were $28 million in 2011, as compared to $57 million in 2010, which included the $30 million up-front licensing fee for belinostat. Selling, general and administrative expenses were $73 million in 2011, which included non-cash charges of $21 million, compared to $49 million in 2010, which included non-cash charges of $6 million.

During the twelve-month period ended December 31, 2011, net cash provided by operations was approximately $43 million. Cash, equivalents, investments and receivables as of December 31, 2011 aggregated $222 million, as compared to $125 million as of December 31, 2010.

On June 15th, the Board of Directors of the Company authorized the repurchase up to $25 million of our common stock through the end of December 2012. Under the program the Company has repurchased approximately 363,000 shares of common stock.

There were approximately 59 million shares of common stock issued and outstanding as of December 31, 2011.

Conference Call

Thursday, March 1, 2012 @ 10:30 a.m. Eastern/7:30 a.m. Pacific
Domestic:	(877) 837-3910, Conference ID# 50311145
International:	(973) 796-5077, Conference ID# 50311145

On the conference call, management will review the financial results, provide an update on the Company’s business and discuss expectations for the future.

Key Catalysts For 2012

FUSILEV®

•	Continue to gain market share and grow revenue; and,

•	Initiate additional clinical studies to expand indications.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405

• www.sppirx.com • NASDAQ: SPPI

ZEVALIN®

•	Execute worldwide commercial strategy;

•	Initiate enrollment in the “ZEST” clinical study in Diffuse Large B-Cell Lymphoma; and,

•	Expand the “ZAR” head-to-head study vs. rituximab maintenance in follicular non-Hodgkin lymphoma.

Apaziquone

•	Results of pivotal registrational clinical trial, and

•	File NDA.

Belinostat

•	Results of pivotal registrational clinical trial, and

•	File NDA.

Robust Pipeline

•	Initiate a Phase 2 study for SPI-1620

•	Initiate a Phase 2 study for SPI-2012

•	Initiate a Phase I study for SPI-014 (f/k/a Renazorb)

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals, a biotechnology company with a primary focus in oncology and hematology, currently markets two oncology drugs, FUSILEV® (levoleucovorin) for Injection and ZEVALIN® (ibritumomab tiuxetan) Injection for intravenous use. In addition, Spectrum has two drugs, apaziquone and belinostat, in late stage development with a goal of filing New Drug Applications (NDAs) with the U.S. Food & Drug Administration in 2012. The Company also has a diversified pipeline of novel drug candidates. The Company’s strategy is comprised of acquiring, developing and commercializing a broad and diverse pipeline of late-stage clinical and commercial drug products. The Company has aggressive business development and commercial operation teams that support a robust drug development program encompassing clinical development, medical research, regulatory affairs, biostatistics and data management. The Company also leverages the expertise of its worldwide partners to assist in the execution of its strategy. For more information, please visit the Company’s website at www.sppirx.com.

Forward-looking statement – This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include but are not limited to statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees, around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new applications to the FDA may not receive approval, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC.®, ZEVALIN®, and FUSILEV® are registered trademarks of Spectrum Pharmaceuticals, Inc. REDEFINING CANCER CARE™ and the Spectrum Pharmaceutical logos are trademarks owned by Spectrum Pharmaceuticals, Inc.

© 2012 Spectrum Pharmaceuticals, Inc. All Rights Reserved.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405

• www.sppirx.com • NASDAQ: SPPI

Non-GAAP Financial Measures

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405

• www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Reconciliation of Non-GAAP Adjustments

(In thousands, except share and per share data)

(Unaudited)

	September 30,	September 30,		September 30,	September 30,	September 30,		September 30,
	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues:
Product sales, net	$49,904	$—		$49,904	$30,871	$—		$30,871
License and contract revenue	3,075	—		3,075	3,075	—		3,075

Total revenues	$52,979	$—		$52,979	$33,946	$—		$33,946

Operating costs and expenses:
Cost of product sales (excludes amortization of purchased intangible assets)	10,283			10,283	6,813	—		6,813
Selling, general and administrative	25,292	(6,572	)(1)	18,720	12,475	(1,645	)(1)	10,830
Research and development	6,816	(449	)(1)	6,367	6,986	(373	)(1)	6,613
Amortization of purchased intangibles	930	—		930	930	—		930

Total operating costs and expenses	43,321	(7,021)		36,300	27,204	(2,018)		25,186

Income (loss) from operations	9,658	7,021		16,679	6,742	2,018		8,760
Change in fair value of common stock warrant liability	—	—		—	(3,300)	3,300	(2)	—
Other income, net	27	—		27	1,034	—		1,034

Income (loss) before provision for income taxes	9,685	7,021		16,706	4,476	5,318		9,794
(Provision) benefit for income taxes	(1,404)	—		(1,404)	(36)	—		(36)

Net income (loss)	$8,281	$7,021		$15,302	$4,440	$5,318		$9,758

Net income (loss) per share:
Basic	$0.15			$0.27	$0.09			$0.19

Diluted	$0.13			$0.24	$0.08			$0.19

Weighted average shares outstanding:
Basic	56,916,064			56,916,064	50,344,177			50,344,177

Diluted	63,313,226			63,313,226	52,268,739			52,268,739

(1)	Adjustment for stock-based compensation expense recognized in the period

(2)	Add back the change in fair value of common stock warrant liability

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405

• www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Reconciliation of Non-GAAP Adjustments

(In thousands, except share and per share data)

(Unaudited)

	September 30,	September 30,		September 30,	September 30,	September 30,		September 30,
	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues:
Product sales, net	$180,663	$—		$180,663	$60,921	$—		$60,921
License and contract revenue	12,300	—		12,300	13,192	—		13,192

Total revenues	$192,963	$—		$192,963	$74,113	$—		$74,113

Operating costs and expenses:
Cost of product sales (excludes amortization of purchased intangible assets)	33,838	—		33,838	17,439	—		17,439
Selling, general and administrative	72,553	(20,609	)(1)	51,944	48,550	(5,801	)(1)	42,749
Research and development	27,720	(1,628	)(1)	26,092	57,301	(2,484	)(1)	54,817
Amortization of purchased intangibles	3,720	—		3,720	3,720	—		3,720

Total operating costs and expenses	137,831	(22,237)		115,594	127,010	(8,285)		118,725

Income (loss) from operations	55,132	22,237		77,369	(52,897)	8,285		(44,612)
Change in fair value of common stock warrant liability	(3,488)	3,488	(2)	—	2,731	(2,731	)(2)	—
Other income, net	577	—		577	1,279	—		1,279

Income (loss) before provision for income taxes	52,221	25,725		77,946	(48,887)	5,554		(43,333)
(Provision) benefit for income taxes	(3,704)	(1,896)		(5,600)	43	—		43

Net income (loss)	$48,517	$23,829		$72,346	$(48,844)	$5,554		$(43,290)

Net income (loss) per share:
Basic	$0.91			$1.36	$(0.99)			$(0.87)

Diluted	$0.84			$1.25	$(0.99)			$(0.87)

Weighted average shares outstanding:
Basic	53,272,767			53,272,767	49,502,854			49,502,854

Diluted	57,959,714			57,959,714	49,502,854			49,502,854

(1)	Adjustment for stock-based compensation expense recognized in the period

(2)	Add back the change in fair value of common stock warrant liability

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405

• www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES

SUMMARY CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
Cash and equivalents	121,202	53,557
Marketable securities	40,060	42,117
Accounts receivable, net	51,703	21,051
Inventories, net	10,762	4,234
Prepaid expenses and other current assets	2,074	906

Total current assets	225,801	121,865
Investments	9,283	8,569
Property and equipment, net	2,681	3,158
Intangible assets, net	41,654	29,605
Other assets	1,361	434

Total Assets	$280,780	$163,631

Current liabilities	$78,537	$63,322
Deferred revenue and other credits – less current portion	14,029	25,495
Other long-term liabilities	307	338

Total liabilities	92,873	89,155
Total stockholders’ equity	187,907	74,476

Total liabilities and stockholders’ equity	$280,780	$163,631

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405

• www.sppirx.com • NASDAQ: SPPI